WAIVER,
          TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                               AND
                   AMENDMENT TO TERM LOAN NOTE

     THIS WAIVER, TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND AMENDMENT TO TERM LOAN NOTE (this "Amendment") is made as of July 12, 1996, by and between TOASTMASTER INC., a Missouri corporation ("Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as successor by merger to Fleet Capital Corporation, a Connecticut corporation ("Lender").

                     PRELIMINARY STATEMENTS:

     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November_19, 1993, (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

     B. Borrower and Lender now desire to amend certain provisions of the Loan Agreement on and subject to the terms hereof.

                        TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

     .    Amendments to Loan Agreement and other Loan Documents.
The Loan Agreement and all other Loan Documents are hereby amended by modifying all references therein to "Lender" to refer to Fleet Capital Corporation, a Rhode Island corporation.

     .    Amendments to Loan Agreement.  The Loan Agreement is
hereby amended as follows:

     (a)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby amended by modifying the definition of Bank to read as follows:

               Bank - Fleet National Bank

     (b)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of Base Rate-Term Loan thereto:

               Base Rate-Term Loan - A fluctuating interest rate per annum equal on each day to the sum of (i) the Base
          Rate, plus (ii) three-fourths of one percent (.75%) per annum.

     (c)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of Base Rate Term Loan Portion thereto:

               Base Rate Term Loan Portion - That portion of the
          Term Loan bearing interest at the Base Rate-Term Loan pursuant to Section 3.1(A) hereof.

     (d)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of Fixed Rate Term Loan Portion thereto:

               Fixed Rate Term Loan Portion - That portion of the
          Term Loan bearing interest at a fixed rate per annum pursuant to Section 3.1(A)(i) hereof.

     (e)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of LIBO Rate-Term Loan thereto:

               LIBO Rate-Term Loan - A fluctuating interest rate per annum equal to the sum of:

               (i) the rate of interest per annum (adjusted to reflect reserve, deposit insurance or other similar
          requirements to which the Bank may be subject) at which
          deposits in United States dollars are offered to Lender by prime banks in the London interbank market at or about 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business day) for a thirty (30), sixty (60), ninety
          (90) or one hundred-eighty (180) day period, as applicable, in an amount approximately equal to the principal amount of the LIBO Rate Term Loan Portion, plus

               (ii) two and one-fourth of one percent (2.25%) per annum.

     (f)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of LIBO Rate Period thereto:

               LIBO Rate Period - Any period of 30 days, 60 days, 90 days or 180 days, commencing on a Business Day, selected by Borrower as provided in Section 3.1(I) hereof; provided, however that no LIBO Rate Period shall extend beyond the last day of the Original Term, unless Borrower and Lender have agreed to an extension of the Original Term beyond the expiration of the LIBO Rate Period in question and that, with respect to any LIBO Rate Term Loan Portion, no applicable LIBO Rate Period shall extend beyond the scheduled installment payment date for such LIBO Rate Term Loan Portion. If any LIBO Rate Period so selected shall end on a date that is not a Business Day, such LIBO Rate Period shall instead end on the next preceding or succeeding Business Day as determined by Lender in accordance with the then current banking practice in London; provided, that Borrower shall not be required to pay double interest, even though the preceding LIBO Rate Period ends and the new LIBO Rate Period begins on the same day. Each determination by Lender of the LIBO Rate Period shall, in the absence of manifest error, be conclusive.

     (g)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of LIBO Rate Term Loan Option thereto:

               LIBO Rate Term Loan Option - The option granted pursuant to Section 3.1(I) to have the interest on all or any portion of the principal amount of the Term Loan based on the LIBO Rate-Term Loan.

     (h)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of LIBO Rate Term Loan Portion thereto:

               LIBO Rate Term Loan Portion - That portion of the Term Loan specified in a LIBO Rate Term Loan Request which is not less than $1,000,000 and is an integral multiple of $100,000, which does not exceed the outstanding balance of the Term Loan not already subject to a LIBO Rate Term Loan Option and, which, as of the date of the LIBO Rate Term Loan Request specifying such LIBO Rate Term Loan Portion, has met the conditions for basing interest on the LIBO Rate-Term Loan in Section 3.1(I) hereof and the LIBO Rate Period of which was commenced and not terminated.

     (i)  Section 1.1 of the Loan Agreement [RELATING TO DEFINED
     TERMS] is hereby further amended by adding the following definition of LIBO Rate Term Loan Request thereto:

               LIBO Rate Term Loan Request - A notice in writing (or by telephone confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Lender requesting that interest on a portion of the Term Loan be based on the LIBO Rate Term Rate, specifying: (i) the first day of the LIBO Rate Period; (ii) the length of the LIBO Rate Period consistent with the definition of that term; and
          (iii) the dollar amount of the LIBO Rate Term Loan Portion consistent with the definition of such term.

     (j)  Section 3.1(A) of the Loan Agreement [RELATING TO
     INTEREST AND CHARGES ON THE TERM LOAN] is hereby deleted in its entirety and replaced with the following new Section
     3.1(A):

               (A)  Term Loan.  Borrower shall pay interest on
          the outstanding principal amount of the Term Loan Note
          as follows:

                    (i)  To and including September 13, 1997,
               Borrower shall pay interest on $5,880,948 of the outstanding principal amount of the Term Loan Note, less principal payments received under the Term Loan Note during such period, at a fixed interest rate per annum equal to nine and twenty-two one-hundredths of one percent (9.22%);

                    (ii) To and including September 13, 1997,
               Borrower shall pay interest on the outstanding principal amount of the Term Loan Note which is not subject to the fixed rate described in subpart
               (i) above at either the Base Rate-Term Loan or the LIBO Rate-Term Loan, as provided in Section 3.1(I) hereof; and

                    (iii) From and after September 14, 1997,
               Borrower shall pay interest on the entire outstanding principal amount of the Term Loan Note at either the Base Rate-Term Loan or the LIBO Rate-Term Loan, as provided in Section 3.1(I) hereof.

     (k)  Section 3.1 of the Loan Agreement [RELATING TO INTEREST
     AND CHARGES] is hereby amended by adding the following as
     Section 3.1(I) thereof:

               (I)  LIBO Rate-Term Loan and Base Rate-Term Loan
          Option.

                    (i)  LIBO Rate-Term Loan Option.

                         (A)  Upon the conditions that:  (1)
                    Lender shall have received a LIBO Rate Term
                    Loan Request from Borrower at least 3
                    Business Days prior to the first day of the LIBO Rate Period requested, (2) there shall have occurred no change in applicable law which would make it unlawful for Lender to obtain deposits of U.S. dollars in the London
                    interbank foreign currency deposits market,
                    (3) as of the date of the LIBO Rate Term Loan Request and the first day of the LIBO Rate Period, there shall exist no Default or Event of Default, (4) Lender is able to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBO Rate Period, and (5) as of the first date of the LIBO Rate Period, there are no more than two (2) outstanding LIBO Rate Term Loan Portions including the LIBO Rate Term Loan Portion being requested; then interest on the LIBO Rate Term Loan Portion requested during the LIBO Rate Period requested will be based on the applicable LIBO Rate-Term Loan.

                         (B)  Each LIBO Rate Term Loan Request
                    shall be irrevocable and binding on Borrower. Borrower shall indemnify Lender for any loss, penalty or expense incurred by Lender due to the failure on the part of Borrower to fulfill, on or before the date specified in any LIBO Rate Term Loan Request, the applicable conditions set forth in this Agreement or due to the prepayment of the applicable LIBO Rate Term Loan Portion prior to the last day of the applicable LIBO Rate Period, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain the requested LIBO Rate Term Loan Portion.

                         (C)  If any legal requirement shall (1)
                    make it unlawful for Lender to fund through the purchase of U.S. dollar deposits any LIBO Rate Term Loan Portion or otherwise give effect to its obligations as contemplated under this Section 3.1(I), or (2) shall impose on Lender any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Lender which includes
                    deposits by reference to which the LIBO
                    Rate-Term Loan is determined as provided herein or a category of extensions of credit or other assets of Lender which includes any LIBO Rate Term Loan Portion, or (3) shall impose on Lender any restrictions on the amount of such a category of liabilities or assets which Lender may hold, then, in each such case, Lender may, by notice thereof to Borrower, terminate this LIBO Rate Term Loan Option. Any LIBO Rate Term Loan Portion subject thereto shall immediately bear interest thereafter at the rate and in the manner provided for Base Rate Term Loan Portions pursuant to subsection 3.1(I)(ii) below. Borrower shall indemnify Lender against any loss, penalty or expense incurred by Lender due to liquidation or redeployment of deposits or other funds acquired by Lender to fund or maintain any LIBO Rate Term Loan Portion that is terminated hereunder.

                    (ii) Base Rate-Term Loan Option.  Borrower
               shall pay interest on the Base Rate Term Loan Portion outstanding under the Term Loan Note at a per annum rate equal to the Base Rate-Term Loan.

     (l)  Section 3.5 of the Loan Agreement [RELATING TO TERM OF
     AGREEMENT] is hereby deleted in its entirety and replaced with the following new Section 3.5:

               3.5. Term of Agreement. Subject to Lender's right to cease making Loans to Borrower at any time upon or after the occurrence of any Default or Event of Default, the provisions of this Agreement shall be in effect for a period commencing on the date hereof through and including November 18, 2001 (the "Original Term"), and this Agreement shall automatically renew itself for successive one (l) year periods thereafter (the "Renewal Terms"), unless terminated as provided in
          Section 3.6 hereof.

     (m)  The first paragraph of Section 3.6(B) of the Loan
     Agreement [RELATING TO TERMINATION] is hereby deleted in its
            entirety and replaced with the following new Section 3.6(B):

               (B) At the effective date of such termination, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), a termination charge for the loss of the bargain and not as a penalty, an amount equal to (i) $400,000 if termination occurs during the Original Term at any time on or prior to November 18, 1999; and (ii) $200,000 if termination occurs during the period from November 18, 1999, through and including November 18, 2001, or during any Renewal Term. If termination occurs on the last day of the Original Term or any Renewal Term thereafter, no termination charge shall be payable.

     (n) Section 9.3(C) of the Loan Agreement [RELATING TO QUARTERLY PRE-TAX EARNINGS] is hereby amended to provide that Borrower shall achieve Adjusted Net Earnings from Operations plus Federal, State and local income taxes deducted in the computation thereof of not less than ($4,650,000) (loss) for the period of January 1 through June 30, 1996, and not less than ($2,575,000) (loss) for the period of January 1 through September 30, 1996 (i.e., the actual loss for such periods shall be no greater than the indicated loss). The current provisions contained in
     Section 9.3(C), which require Borrower to achieve Adjusted Net Earnings from Operations plus Federal, State and local income taxes deducted in the computation thereof of not less than the amounts shown below at the end of the corresponding time period (in the case of an indicated periodic loss, the actual loss shall be not greater than the indicated loss)

                    Period                          Amount

          January 1 through March 31          ($3,300,000)(loss)
          January 1 through June 30           ($4,500,000)(loss)
          January 1 through September 30      ($2,575,000)(loss)

     shall continue to apply to all other periods.

     (o)  Section 9.3(D) of the Loan Agreement [RELATING TO
            ANNUAL PROFITABILITY] is hereby amended to provide that
     Borrower shall achieve Adjusted Net Earnings from Operations of not less than $580,000 for the fiscal year ending
     December 31, 1996.  The current provisions contained in
     Section 9.3(D), which require Borrower to achieve Adjusted
     Net Earnings from Operations of not less than $2,900,000 during each fiscal year, shall continue to apply to all other periods.

     (p) Section 9.3(E) of the Loan Agreement [RELATING TO DEBT SERVICE COVERAGE] is hereby amended to provide that Borrower shall maintain, as of December 31, 1996, for the immediately preceding twelve months, a ratio of Net Cash Flow to Debt Service of not less than 0.39 to 1.0. The current provisions contained in Section 9.3(E), which require Borrower to maintain, as of December 31st of each year for the immediately preceding twelve months, a ratio of Net Cash Flow to Debt Service of not less than 1.3 to 1.0, shall continue to apply to all other periods.

     .    Advance Under Term Loan and Modification of Repayment
Schedule. The original principal amount outstanding under the Term Loan Note was $10,833,332. As of July 12, 1996, the principal amount of the Term Loan outstanding had been reduced to $5,880,948. Lender hereby agrees to make an additional advance to Borrower under the Term Loan in the amount of $4,119,052, and Borrower and Lender hereby agree to add the amount of this advance to the unpaid principal balance outstanding under the Term Loan Note. Accordingly, subsections (b) and (c) of the terms governing payment of principal and interest set forth in the Term Loan Note are hereby amended to read as follows:

               (b)  Principal shall be payable in equal
          installments of $154,762 each, with the first such payment to be payable on the first day of August, 1996, and on the like day of each succeeding month thereafter, to and including the first day of November, 2001;

               (c) On November 18, 2001, a final payment equal to the entire unpaid principal balance hereof, together with any and all accrued interest thereon and any other amounts due hereunder, shall be immediately due and payable.

     .    Fee.  Borrower agrees to pay Lender, on the date
hereof, a fully earned, non-refundable fee in the amount of $100,000.

     . Amendment to Participation Agreement. This Amendment shall not be effective until Lender shall have received an executed Third Amendment to Participation Agreement from both Harris Trust and Savings Bank and Firstar Financial Services, a Division of Firstar Bank Milwaukee, N.A., in form and substance satisfactory to Lender and its counsel.

     .    No Claims; Liens Unimpaired.  Borrower acknowledges
that, as of the date hereof, it has no actual knowledge of any existing claims, defenses (personal or otherwise) or rights of setoff or recoupment whatsoever with respect to the Loan Agreement or any of the other Loan Documents. Borrower agrees that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of any of the Obligations.

     .    No Other Amendments or Waivers.  Except as expressly
set forth herein, there are no other agreements or understandings, written or oral, between Borrower and Lender relating to the Loan Agreement and/or the other Loan Documents that are not fully and completely set forth or described herein. Except to the extent specifically amended hereby, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and no provisions thereof have been waived, except as specifically set forth herein.

     .    Further Assurances.  Borrower agrees to execute such
other and further documents and instruments as Lender may request to implement the provisions of this Amendment.

     .    Amendments.  No provision of this Amendment may be
amended, modified or waived, except by an instrument in writing signed by the Lender.

     .    Counterparts; Faxed Signatures.  This Amendment may be
executed in one or more counterparts and by different parties on different counterparts, each of which shall be deemed an original
       instrument and all of which taken together shall constitute one and the same agreement. A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

     .    Incorporation by Reference; Statement Required by
Section 432.045, Mo. Rev. Stat.

          (a) Each of the Notes and the other Loan Documents is incorporated herein in full by this reference, provided, however, that if there is any inconsistency between this Amendment and such other Loan Documents (as amended by this Amendment), this Amendment shall govern.

          (b) ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date specified at the beginning hereof.


                              TOASTMASTER INC.



                              By:/s/ John E. Thompson
                                 Name:  John E. Thompson
                                 Title: Executive Vice President
                                        Chief Financial Officer

                              FLEET CAPITAL CORPORATION



                              By: /s/ Alan R. Meier
                                 Name:  Alan R. Meier
                                 Title: Senior Vice President